Exhibit 99.2

MCEWEN MINING REPORTS INITIAL RESOURCE AND

HIGH GRADE DRILL INTERSECTIONS AT STOCK PROPERTY

TORONTO, Sept. 6, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports an initial Inferred resource estimate for the Stock East Deposit, and highly encouraging early stage exploration results from targets located on the Stock Property, part of the Black Fox Complex near Timmins, Ontario, Canada.

Highlights include:

•                      The initial Stock East Deposit Inferred resource estimate is 114,000 gold ounces at a grade of 2.54 g/t (combined open pit and underground), which is part of a 2 km long mineralized trend that also hosts the past-producing underground Stock Mine (historical production of 137,000 gold ounces at a grade 5.5 g/t, and no current resource estimate).

•                      Stock East drilling intersected 25.16 g/t gold over 2.09 m.

•       Stock Mine drilling intersected 22.15 g/t gold over 1.39 m and 7.01 g/t gold over 2.98 m on the depth extension of the mine.

Drilling started in February at Stock East, a target that was unexplored for over 20 years. The encouraging results from that campaign prompted us to extend drilling activities over a 2 km long trend that includes the Stock Mine, Gap and Stock East targets. Positive drill results include narrow higher grade intersections, and also wider and lower grade intersections that may support the potential for open pit mining,” stated Sylvain Guerard, Senior Vice-President Exploration.

Stock East

The Stock Property covers a 6.5 km section of the Destor-Porcupine fault. The Stock East Zone is located 700 m east of the former Stock Mine and current mill facilities (see Figure 1). Drilling to date has outlined a thick sequence of gold-bearing altered mafic volcanic rocks believed to represent the eastern strike extension of the former Stock Mine.

An initial drilling program beginning in February 2018 (Phase 1) returned encouraging intersections of gold mineralization, which were previously reported in press releases dated April 30 and July 25, 2018. A follow-up drilling program began in June 2018 (Phase 2) and is still in progress.

Stock East highlights are listed in the table below:

Hole	Area	From (m)	To (m)	Length (m)	TW (m)	Gold (g/t)
S18-38	Stock East	268.40	274.50	6.10	4.76	1.71
S18-46	Stock East	304.80	340.50	35.70	30.41	1.14
S18-47	Stock East	335.70	348.00	12.30	9.69	5.76
Including		344.45	347.10	2.65	2.09	25.16
Including		345.00	347.10	2.10	1.66	30.02
And		360.00	361.70	1.70	1.34	7.49
S18-56	Stock East	473.10	479.75	6.65	5.43	2.87
S18-59	Stock East	238.00	256.85	18.85	13.85	0.81
And		268.00	274.00	6.00	4.42	1.28

McEwen Mining Inc.

Drilling has outlined an open pit and underground Inferred resource estimate for the Stock East Deposit totaling 114,000 gold ounces at a grade of 2.54 g/t. Stock East has a strike length of approximately 400 m and extends vertically from surface to a depth of at least 350 m and is open in all directions. An infill drill program is ongoing with the objective of upgrading the resource to the Indicated category later in 2018.

Stock Mine and Gap Target

In addition to drilling the Stock East Zone, the current Phase 2 program is also testing two other areas at the Stock Mine and the Gap Zone, which have had very little previous drilling.

Four holes have been drilled underneath the historical mine workings testing for the extension of the Stock Mine mineralization at depths from approximately 320 to 700 m below surface. In addition, 11 holes have been drilled along a 400 m trend east of the Stock Mine, testing continuity in sparsely drilled areas located along the main structure (Gap Zone).

Gold mineralization has been intersected in a variety of lithological settings including altered feldspar porphyry intrusions, altered mafic volcanic rocks and fuschite-altered ultramafic rocks. The zones include wide intervals of lower-grade gold mineralization (grades from 0.8 to 1.25 g/t gold over widths of 18 to 30 m) and narrow intervals of higher-grade gold mineralization (grades of 5 to 22 g/t gold over widths of 1 to 4 m).

The results below support the potential to extend the mineralization down plunge from the Stock Mine, and for shallow mineralization along the 2 km long trend that extends from the hanging wall of the Stock Mine to the Stock East Zone. Follow-up drilling is ongoing.

Stock Mine highlights are listed in the table below:

Hole	Area	From (m)	To (m)	Length (m)	TW (m)	Gold (g/t)
S18-26	Stock Mine	464.30	497.40	33.10	24.18	0.92
S18-31	Stock Mine	612.00	630.00	18.00	13.89	0.87
And		719.70	723.00	3.30	2.59	5.58
Including		722.00	723.00	1.00	0.79	14.80
And		727.00	730.80	3.80	2.98	7.01
Including		730.00	730.80	0.80	0.63	30.10
And		758.35	766.00	7.65	6.01	2.18
Including		762.00	766.00	4.00	3.14	3.76
S18-35	Stock Mine	333.00	335.00	2.00	1.39	22.15
And		365.00	383.00	18.00	12.54	1.25
And		431.00	435.00	4.00	2.80	2.12
S18-36	Stock Mine	519.00	528.45	9.45	7.5	1.25

Gap Zone highlights are listed in the table below:

Hole	Area	From (m)	To (m)	Length (m)	TW (m)	Gold (g/t)
S18-27	Gap Zone	85.84	87.45	1.61	1.46	2.52
And		141.00	143.00	2.00	1.84	6.00
Including		142.00	143.00	1.00	0.92	10.85
S18-33B	Gap Zone	172.95	176.00	2.05	2.8	1.48
And		190.15	196.05	5.90	5.43	0.93
S18-66	Gap Zone	107.00	118.00	11.00	7.72	0.69
S18-69A	Gap Zone	51.00	56.40	5.40	5.11	1.01
S18-70	Gap Zone	125.00	160.10	35.10	25.77	0.78

S18-76	Gap Zone	86.15	88.60	2.45	2.31	2.24
S18-77	Gap Zone	140.00	142.00	2.00	1.51	2.50

Stock East Resource

The Stock East Deposit Inferred resource estimate, effective September 5, 2018, is comprised of two components; an open pit constrained Inferred resource of 40,000 gold ounces, and an underground resource of 73,000 gold ounces. Details are as follows:

Classification	Cut-off Grade Gold (g/t )	Quantity (‘000 t)	Gold Grade (g/t)	Contianed Gold (oz)
Open Pit Inferred	0.25	798	1.58	40,000
Underground Inferred	2.40	591	3.85	73,000
Total		1,389	2.54	114,000

For further details about the Black Fox Complex project, please refer to our NI 43-101 technical report titled “Technical Report for the Black Fox Complex, Canada” dated April 6th 2018 with an effective date of October 31st, 2017 available on SEDAR (www.sedar.com) under our issuer profile.

Stock East Mineral Resource Estimate Notes:

•      The Mineral Resource Statement complies with the standards for reporting mineral resources as set out under CIM guidelines;

•      Resources are presented undiluted and in-situ and are considered to have reasonable prospects for eventual economic extraction;

•                  Mineral resources are not mineral reserves and do not have demonstrated economic viability; all figures are rounded to reflect the relative accuracy of the estimate;

•                  Open Pit constrained resources are reported at a cut-off grade of 0.25 g/t Au; underground resources are reported at a cut-off grade of 2.4 g/t Au.

•                  Drill hole intervals were composited to 1 m lengths within mineralized domains;

•                  After statistical analysis, grade capping was not used for the composite data; however a high grade restricted search was utilised;

•                  A density value of 2.60 t/m3 was applied to all lithologies.  Additional density measurements on the various lithologies and host rocks to be undertaken;

•                  Estimation parameters were determined by variography; all zones were interpolated using Ordinary Kriging (OK);

•                  Block dimensions were 6x6x6 m with sub-celling down to 1 m blocks;

McEwen Mining is not aware of any known environmental, permitting, legal, title-related, taxation, socio-political or marketing issues that could materially affect the mineral resource estimate.

The resource estimate is the result of detailed logging and assaying of 69 surface drill holes. In addition to the recent drilling and assay results from 20 drillholes completed by McEwen between February and August 2018, data from a further 47 historic drillholes from the 1990s was used. A re-sampling program of the historic holes have shown that the re-assays are comparable with the historical grades. Statistical analysis of the data (including a 2 sample t-test) indicate that the difference between the original grades and re-assays is close to zero. However, most of the re-sampling was completed on the core from the low-grade intersections of the historical holes, as the core from higher-grade historical intersections was mostly unavailable for re-sampling.

Figure 1 — Stock Exploration Drilling (Click to download .PDF):

http://mcewenmining.com/files/doc_news/archive/20180906_bf/stock_figure_1_sept_6_2018.pdf

Tables — All Drilling (Click to download .XLS):

http://mcewenmining.com/files/doc_news/archive/20180906_bf/stock_results_tables_sept_6_2018.xlsx

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the El Gallo Fenix project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

QUALIFIED PERSON

The technical content in this press release including geology, drilling and sampling has been reviewed and approved by Ken Tylee, P.Geo., Exploration Manager for McEwen; the modelling and estimation of the mineralised zone for the resource estimate, with an effective date of August 8th 2018, was performed under the supervision of Yerzhan Uzakbayev (MAIG), who is a “qualified person” within the meaning of NI 43-101. Mr. Uzakbayev is Senior Consultant Geologist for Datamine International Ltd and is considered to be “independent” of McEwen for the purposes of NI 43-101.  The resource estimate has been reviewed and approved by Mr. Luke Willis, P.Geo, Director, Resource Modelling for McEwen who is a “qualified person” within the meaning of NI 43-101.

TECHNICAL INFORMATION

All intercept widths are true widths unless otherwise specified.

All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core. Analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, Activation Labs, which is ISO 9001/IEC17025 certified, and SGS Canada Laboratories, which is ISO9001/IEC17025 certified. Samples from definition and select delineation drilling, and development sampling completed within the Black Fox mine are assayed at McEwen’s onsite laboratory. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 3 g/t Au for underground (0.5 g/t Au for near surface). A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites.  Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 9 (3 for surface), it may be reported. There is no top cutting or capping of assays.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690

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